UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011 (May 6, 2011)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania		17543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2011, the Company held its annual meeting of shareholders. Matters voted on by shareholders included (1) the election of 16 nominees to the Company’s board of directors for a one year term; (2) adoption of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 400,000,000 shares; (3) approval and adoption of the 2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan; (4) approval of the Susquehanna Bancshares, Inc. Short-Term Incentive Plan; (5) approval, in an advisory vote, of the Company’s executive compensation; (6) approval, in an advisory vote, of the frequency of future advisory votes on the Company’s executive compensation; (7) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (8) approval and adoption of the agreement and plan of merger entered into by Abington Bancorp, Inc. and the Company, dated January 26, 2011; and (9) approval of the adjournment of the annual meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement. The results of the shareholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Agnone, Sr.	93,725,949	12,004,687	11,452,632
Wayne E. Alter, Jr.	93,596,704	12,133,932	11,452,632
Peter DeSoto	103,301,499	2,429,137	11,452,632
Eddie L. Dunklebarger	103,299,062	2,431,574	11,452,632
Henry R. Gibbel	103,869,655	1,860,981	11,452,632
Bruce A. Hepburn	93,721,095	12,009,541	11,452,632
Donald L. Hoffman	103,366,953	2,363,683	11,452,632
Sara G. Kirkland	103,591,589	2,139,047	11,452,632
Guy W. Miller, Jr.	102,852,108	2,878,528	11,452,632
Michael A. Morello	93,825,840	11,904,796	11,452,632
Scott J. Newkam	103,318,708	2,411,928	11,452,632
E. Susan Piersol	103,185,251	2,545,385	11,452,632
William J. Reuter	101,820,194	3,910,442	11,452,632
Christine Sears	103,313,001	2,417,635	11,452,632
James A. Ulsh	100,285,377	5,445,259	11,452,632
Roger V. Wiest, Sr.	102,649,151	3,081,485	11,452,632

2. With respect to the adoption of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 400,000,000 shares, the votes were as follows:

For	Against	Abstain
98,115,673	18,274,094	793,501

3. With respect to the approval and adoption of the 2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
101,064,127	3,649,728	1,016,781	11,452,632

4. With respect to the approval of the Susquehanna Bancshares, Inc. Short-Term Incentive Plan, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
98,600,444	6,099,151	1,031,041	11,452,632

5. With respect to the approval, in an advisory vote, of the Company’s executive compensation, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
68,114,533	36,228,338	1,387,765	11,452,632

6. With respect to the approval, in an advisory vote, of the frequency of future advisory votes on the Company’s executive compensation, the votes were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Vote
89,517,775	1,411,339	13,125,990	1,675,532	11,452,632

In light of the preference of the Company’s shareholders to have an annual advisory vote on the Company’s executive compensation, and because the Company’s board of directors recognizes the importance of receiving input from shareholders, at its meeting on May 6, 2011, the Company’s board of directors approved including in the proxy materials for future annual meetings an annual advisory vote on the Company’s executive compensation.

7. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, the votes were as follows:

For	Against	Abstain
115,443,312	1,347,818	392,138

8. With respect to the approval and adoption of the agreement and plan of merger entered into by Abington Bancorp, Inc. and the Company, dated January 26, 2011, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
102,546,363	2,591,930	592,343	11,452,632

9. With respect to the approval of the adjournment of the Annual Meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement, the votes were as follows:

For	Against	Abstain
99,301,121	17,156,880	725,267

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Lisa M. Cavage
Lisa M. Cavage
Senior Vice President, General Counsel and Secretary

Dated: May 10, 2011